Exhibit 10.6

AFFILIATE STOCK PURCHASE AGREEMENT

This Affiliate Stock Purchase Agreement (this “Agreement”), is made as of the 28th of June, 2011, by and between Ohad David as to 74,000,000 shares, Ruth Navon as to 74,000,000 shares and Service Merchant Corp. as to 12,950,000 shares (the “Sellers”) and the purchasers listed on Schedule “A” hereto, each of which is referred to herein as a “Purchaser” and collectively as the “Purchasers”.

RECITALS

WHEREAS, the Sellers collectively are the owners of 160,950,000 restricted shares of common stock, of Titan Iron Ore Corp. (formerly Digital Yearbook Inc.), a Nevada corporation (the “Company”) in the proportions set out above;

WHEREAS, the Sellers propose to sell to each Purchaser the number of restricted shares of common stock specified next to such Purchaser’s name in Schedule “A” hereto (the “Purchased Shares”), on the terms set forth herein for a total of 18,000,000 shares; and

WHEREAS, upon Closing (as defined below) the Sellers will surrender the remaining 142,950,000 restricted shares of common stock of the Company for cancellation.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PURCHASE AND SALE

1.1           The Sellers hereby agree to sell, assign, transfer and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Sellers, the Purchased Shares at a purchase price per share of US $0.0001 for an aggregate purchase price of US $1,800 (the “Purchase Price”) payable on the Closing Date (as defined below).

1.2           Closing.  The closing (“Closing”) of the transactions contemplated hereby will occur on or before the 30th day of June, 2011 (the “Closing Date”).

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1           The Sellers jointly and severally warrant, covenant and represent to each Purchaser with the intention of inducing each Purchaser to enter into this Agreement that:

(a)
immediately prior to and at the Closing, the Sellers shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Sellers shall transfer to each Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)
the Sellers have the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Sellers hereunder and to consummate the transactions contemplated hereby; and

(c)
each Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or “affiliate” of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”);

(d)	immediately upon closing, no Seller shall be indebted to the Company and the Company shall not be indebted to any of the Sellers; and

(e)	immediately upon closing, the Sellers shall surrender the remaining 142,950,000 restricted shares of common stock of the Company directly to the Company for cancellation.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.1           Each Purchaser represents and warrants to the Seller that each Purchaser:

(a)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b)
understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the “Restricted Period”) as contemplated in this Agreement shall only be made in compliance with the safe harbour provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)
is acquiring the Purchased Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.

The foregoing representations and warranties are inserted for the exclusive benefit of the Purchasers and may be waived in all or in part by the Purchasers by notice in writing to the sellers.

4.	MISCELLANEOUS

4.1           The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2           Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

4.3           There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.4           This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of Nevada with respect to any legal proceedings arising from this Agreement.

4.5           The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.

4.6           This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.7           Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

By the Sellers:

/s/ Ohad David	/s/ Ruth Navon
Ohad David	Ruth Navon

SERVICE MERCHANT CORP.

Per:
Authorized Signatory

By the Purchasers:

J2 Mining Ventures Ltd. c/o Grant Thornton Limited Kensington Chambers, 46/50, Kensington Place, St Helier, Jersey, JE1 1ET Channel Islands, United Kingdom	J2 MINING VENTURES LTD. /s/ John Hedges Per: Authorized Signatory

Andrew A. Brodkey 4960 N. Camino Antonio Tucson, Arizona USA 85718	/s/ Andrew A. Brodkey

Jodi Henderson 7033 E Calle Betelgeux Tucson Arizona 85710	/s/ Jodi Henderson

Frank Garcia 1239 E. Camino Diestro Tucson, Arizona 85737	/s/ Frank Garcia

Harold Gardner 22604 S. 215th Street Queen Creek, Arizona 85242	/s/ Harold Gardner

David Hackman 8120 E. Sabino Drive Tucson, Arizona USA 85750	/s/ David Hackman

Ronald Richman 5545 N. Via Umbrosa Tucson, Arizona USA 85750	/s/ Ronald Richman

Susan Skirvin 2525 N. Tucson Blvd. #15 Tucson, Arizona 85716	/s/ Susan Skirvin

SCHEDULE A

Name of Purchaser	Number of Shares
J2 Mining Ventures Ltd.	7,200,000
Andrew A. Brodkey	6,000,000
Jodi Henderson	1,000,000
Frank Garcia	1,000,000
Harold Gardner	1,000,000
David Hackman	800,000
Ronald Richman	800,000
Susan Skirvin	200,000
TOTAL	18,000,000